Exhibit 99.1

News Release

IPSCO TO ACQUIRE NS GROUP FOR $1.46 U.S. BILLION IN CASH

Strengthens IPSCO’s Position as a Leader in the North American Energy Tubulars Sector

Strategic Acquisition Significantly Expands US Market Presence and Product Offering

Transaction Expected to Be Immediately Accretive to Earnings

[Lisle, Illinois & Newport, Kentucky] [September 11, 2006] -- IPSCO Inc. (NYSE/TSX:IPS)

and NS Group, Inc. (NYSE:NSS) jointly announced today that they have entered into a definitive agreement pursuant to which IPSCO will acquire NS Group, a leading manufacturer of seamless and welded oilfield tubular goods with sales of $677 million for the 12 months ending June 30, 2006 for $66.00 per share in cash.

The acquisition will strengthen IPSCO’s position as a leading North American producer of tubular products for the energy sector, while also maintaining its position as the leading North American supplier of steel plate products. The transaction strategically joins complementary product lines and broadens IPSCO’s energy product offering by adding NS Group’s highly attractive businesses, including seamless pipe and premium oilfield services provided by Ultra, NS Group’s recent acquisition. Following the transaction, the Company is expected to have combined annual revenues exceeding $4 billion.

Under the terms of the agreement, approved by both companies’ Boards of Directors, IPSCO will acquire all of the outstanding shares of NS Group for $66.00 per share in cash, for an aggregate price of approximately $1.46 billion, including NS Group’s net cash. The share price represents a premium of approximately 43% to NS Group’s closing share price on September 8, 2006 and a premium of approximately 33% to its 90-day average trading price. IPSCO will finance the acquisition through a combination of cash on hand and debt obtained under a fully committed bank credit facility.

The transaction is expected to be accretive to IPSCO’s 2007 earnings per share before giving effect to synergies. In addition, it is estimated that the transaction will generate more than $50 million in annual pre-tax operating synergies, which are anticipated to be fully realized within three years. This acquisition will also position the Company for further growth as a supplier to the energy sector.

Commenting on the acquisition, David Sutherland, IPSCO’s President and CEO, said, “This transaction represents a compelling strategic opportunity for IPSCO to become the leading North American supplier to the robust oil and natural gas sector by significantly expanding our pipe product offering and production capacity, as well as our geographic footprint. We are excited about the opportunity to enter the highly attractive seamless business in a leadership position and to enhance our position in welded products. From a production standpoint, this acquisition will enhance IPSCO’s steel short strategy by offering additional outlets for steel while preserving the competitive advantage of IPSCO’s fully integrated operating platform in both welded and seamless energy tubular products. With a comprehensive portfolio of products, enhanced production capabilities, excellent positions in both welded and seamless pipe, and a strong commitment to quality, service and innovation, IPSCO is well positioned to be the provider of choice in the North American energy pipe industry.”

Sutherland added, “This strategic transaction significantly broadens our customer base and augments our leadership team by bringing together the tremendous talent of our respective employee bases as we continue to grow our Company. Moreover, we believe that this transaction will further enhance our ability to provide value-added products and services to our customers and create value for shareholders.”

René J. Robichaud, President and CEO of NS Group, stated, “We believe the transaction with IPSCO serves the best interests of our shareholders, providing them with significant immediate value. The combination of IPSCO and NS Group will provide our employees an opportunity to be part of a larger enterprise. IPSCO has indicated that it is their intent to build on our exceptional platform and continue to grow the business over the long term.”

The transaction, which is expected to close by year-end 2006, is subject to approval of NS Group’s shareholders and other customary closing conditions, including regulatory approvals.

Banc of America Securities LLC acted as financial advisor and Davis Polk & Wardwell acted as legal counsel to IPSCO. Raymond James & Associates, Inc. acted as financial advisor and Bryan Cave LLP acted as legal counsel to NS Group.

About IPSCO Inc.

IPSCO, traded as IPS on both the New York Stock Exchange and Toronto Stock Exchange, operates steel mills at three locations and pipe mills at six locations in the United States and Canada. IPSCO is a low cost North American steel producer, and has a combined annual steel making capacity of 3,500,000 tons. The Company's tubular facilities produce a wide range of tubular products including oil and gas well casing and tubing, line pipe, standard pipe and hollow structurals. Steel can also be further processed at IPSCO's five temper leveling or coil processing facilities. For more information about IPSCO, log on to www.ipsco.com.

About NS Group, Inc.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. The Company manufactures and markets seamless and welded tubular steel products used in the drilling, exploration and transmission of oil and natural gas and operates a steel manufacturing facility that produces billets as feedstock for its seamless products. Through its acquisition of the Ultra business, NS Group manufactures premium connections for oil and gas drilling and production. NS Group trades on the NYSE under the symbol NSS. For more information about NS Group, log on to www.nsgrouponline.com.

Conference Call Information

IPSCO’s David Sutherland will host a conference call at 9:00 a.m. Eastern time, September 11, 2006. Individuals in the United States or Canada who would like to participate in the conference should call (800) 289-0533 and use confirmation code 1743899. All other participants should call

(913) 981-5525 and use confirmation code 1743899. The conference call will be webcast live on IPSCO’s website at www.ipsco.com. To listen to the live webcast, participants should register at least 15 minutes before the conference begins. For those unable to participate in the scheduled call, a recording of the conference call will be available by phone by dialing (888) 203-1112 and entering confirmation code 1743899. The conference call, including the question and answer portion, will also be archived on IPSCO’s web site under the Investor Information section.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “will”, “can” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. Although IPSCO and NS Group believe that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of either company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include: weather conditions affecting the oil patch; drilling rig availability; demand for oil and gas; supply, demand and price for scrap metal and other raw materials; supply, demand and price for electricity and natural gas; demand and prices for products produced by either company; general economic conditions; a significant change in the timing of, or the imposition of any governmental conditions to, the closing of the transaction; the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction; and changes in financial markets. These and other factors are outlined in each company’s regulatory filings with the Securities and Exchange Commission and Canadian securities regulators (as applicable), including those in each Company’s 2005 Form 10-K, and its MD&A, particularly as discussed under their respective headings "Business Risks and Uncertainties” and “Risk Factors”. The companies undertake no obligation to publicly update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

IPSCO Company Contacts:

For Media:

John Comrie, QC, Director, Trade Policy & Communications

(630) 810-4730

jcomrie@ipsco.com

For Investors:

Tom Filstrup, Director, Investor Relations

(630) 810-4772

tfilstrup@ipsco.com

NS Group Company Contact:

For Media and Investors:

Linda A. Pleiman

Director of Investor Relations and Corporate Communications

(859) 292-6814

lpleiman@nsgrouponline.com

Release #06-19

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